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                                   EXHIBIT 5.1

                       OPINION OF McDERMOTT, WILL & EMERY

                      [McDermott, Will & Emery Letterhead]

January 2, 2002

Board of Directors
American Vanguard Corporation
4695 MacArthur Court, Suite 1250
Newport Beach, California 92660

        RE:    Registration Statement on Form S-8

Gentlemen:

               We have acted as counsel for American Vanguard Corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 287,027 shares of the Company's Common Stock, par value $.10 per share (the "Registered Shares"), which may be issued pursuant to the Company's 1994 Stock Incentive Plan, as amended, which includes the 1994 Amended and Restated Stock Incentive Plan and the Second Amended and Restated 1994 Stock Incentive Plan (collectively, the "Plan").

               We have examined or considered:

        1.     A copy of the Company's Certificate of Incorporation, as amended;

        2.     A copy of the Company's Bylaws, as amended;

        3. Copies of resolutions duly adopted by the Board of Directors of the Company adopting the Plan; and

        4.     A copy of the Plan.

               In addition to the examination outlined above, we have reviewed such additional matters and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

               Based on the foregoing, we are of the opinion that the Registered Shares, when issued pursuant to and in accordance with the terms of the Plan against payment of the purchase price provided for therein, will be legally issued, fully paid and nonassessable.

               We hereby consent to the reference to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

                                        Yours very truly,

                                        /s/ McDermott, Will & Emery